Exhibit 5.1

[Letterhead of Katten Muchin Rosenman LLP]

May 23, 2008

iPCS, Inc.

1901 North Roselle Road

Schaumburg, Illinois 60195

Re:          Registration Statement on Form S-8 Relating to Common Stock

Dear Ladies and Gentlemen:

We have acted as counsel for iPCS, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) and the filing thereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act (the “Rules”). The Registration Statement relates to the Company’s registration of 600,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), registered for issuance under the Registration Statement and reserved for issuance pursuant to the terms of the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of documents and records as we have deemed relevant and necessary to examine for the purpose of rendering this opinion (collectively, the “Documents”), including: (i) the Registration Statement, (ii) the Second Restated Certificate of Incorporation of the Company (the “Charter”), (iii) the Amended and Restated By-laws of the Company, as amended, (iv) the Plan, (v) the form Incentive Stock Option Agreement provided to us by the Company relating to the Shares (the “ISO Agreement”), (vi) the form Non-Qualified Stock Option Agreement (the “Non-Qualified Agreement”), (vii) the form Director Non-Qualified Stock Option Agreement (the “Director Agreement”), (viii) the form Director Non-Qualified Stock Option Agreement (Employing Stockholder Version) (the “Employing Stockholder Agreement”), (ix) the form Restricted Stock Agreement provided to us by the Company (the “Restricted Stock Agreement”), and (x) those corporate records, agreements and other instruments of the Company, and all other certificates, agreements and documents, that we have considered relevant and necessary as a basis for the opinion expressed in this letter. The ISO Agreement, the Non-Qualified Agreement, the Director Agreement, the Employing Stockholder Agreement, and the Restricted Stock Agreement are collectively referred to as the “Award Agreements”).

In our examination of the Documents, we have assumed, without independent investigation: (a) the genuineness of all signatures, (b) the enforceability of the Documents against each party to them, (c) the legal capacity of all individuals who have executed any of the Documents, (d) the conformity to original documents of all documents submitted to us as copies, (e) the authenticity of all documents, including, without limitation, that there has been no oral or written modification of or amendments to the documents we examined and there has been no waiver of the provisions thereof by action or conduct of the parties or otherwise, and (f) the accuracy and completeness of all documents and records that we have reviewed. As to certain matters of fact (both expressed and implied), we have relied on representations, statements or certificates of officers of the Company.

Based upon the above, and subject to the stated assumptions, we are of the opinion that, when issued in accordance with the terms of the Plan and the Award Agreements, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware in effect, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and to the facts in existence as of the date of this letter. We express no opinion and make no representation with respect to the law of any other jurisdiction.

This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other document or agreement involved with the issuance of the Shares. This opinion is given as of the date hereof, and we assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

KATTEN MUCHIN ROSENMAN LLP